Exhibit 99.1

PennyMac Mortgage Investment Trust Reports

Third Quarter 2022 Results

WESTLAKE VILLAGE, Calif., October 27, 2022 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income attributable to common shareholders of $1.5 million, or $0.01 per common share on a diluted basis for the third quarter of 2022, on net investment income of $151.1 million. PMT previously announced a cash dividend for the third quarter of 2022 of $0.47 per common share of beneficial interest, which was declared on September 21, 2022 and paid on October 28, 2022 to common shareholders of record as of October 14, 2022.

PMT’s Board of Trustees also approved an increase to its share repurchase authorization from $400 million to $500 million of outstanding common shares.

Third Quarter 2022 Highlights

Financial results:

•	Net income attributable to common shareholders of $1.5 million, compared to a net loss of $81.2 million in the prior quarter
o	Strong performance from interest rate sensitive strategies and income excluding the impact of market-driven value changes
—	Largely offset by the impact of market credit spread widening on PMT’s credit sensitive strategies and $78.5 million of tax provisions in PMT’s taxable REIT subsidiary
•

Repurchased 1.0 million PMT common shares at an average price of $13.66 per share for a cost of $13.5 million; also repurchased an additional 1.1 million shares through October 26th at an average price of $11.74 per share for a cost of $13.2 million

•	Book value per common share decreased to $16.18 at September 30, 2022 from $16.59 at June 30, 2022

Other investment highlights:

•	Investment activity driven by correspondent production volumes
o	Conventional correspondent loan production volumes of $10.2 billion in unpaid principal balance (UPB)
—	Resulted in $178 million in new mortgage servicing rights (MSRs)
•	Invested $59 million in floating-rate CRT bonds recently issued by Fannie Mae and Freddie Mac

“PMT was profitable in what was a challenging environment in the third quarter as strong performance from its interest rate sensitive strategies and overall income excluding the impacts of market-driven fair value changes was sufficient to offset the impact of continued credit spread widening and an increased provision for tax expense,” said Chairman and CEO David Spector. “Although returns in PMT’s credit sensitive strategies were impacted by wider market credit spreads, our lender risk share investments consist of seasoned loans with an average current loan to value of 62 percent. As a result, we expect that this non-cash valuation adjustment will result in improved CRT returns over time. In addition, higher interest rates have resulted in improved performance in our interest rate sensitive strategies as prepayments have declined meaningfully. I remain confident in the ability of our seasoned and experienced management team to navigate successfully through this evolving mortgage environment and that PMT will provide attractive risk-adjusted returns for its shareholders over the long term.”

The following table presents the pretax income contributions of PMT’s segments:

Credit Sensitive Strategies Segment

The Credit Sensitive Strategies segment primarily includes results from PMT’s organically-created government sponsored enterprise (GSE) credit risk transfer (CRT) investments, investments in non-agency subordinate bonds from private-label securitizations of PMT’s production, opportunistic investments in GSE CRT and other legacy investments. Pretax loss for the segment was $3.7 million on net investment losses of $2.9 million, compared to pretax loss of $63.7 million on net investment losses of $62.3 million in the prior quarter.

Net losses on investments in the segment were $2.2 million, compared to net losses on investments of $57.8 million in the prior quarter and included $4.4 million in net gains on PMT’s organically-created GSE CRT investments, $6.3 million in net losses from investments in non-agency subordinate bonds from PMT’s production and $0.4 million in net losses on other acquired subordinate CRT mortgage-backed securities (MBS).

Net gains on PMT’s organically-created CRT investments for the quarter were $4.4 million, compared to net losses of $42.4 million in the prior quarter, and included $14.2 million in valuation-related losses, which reflected the impact of continued credit spread widening. The prior quarter included $67.0 million in valuation-related losses. Net losses on PMT’s organically-created CRT investments also included $18.8 million in realized gains and carry, compared to $20.2 million in the prior quarter. Realized losses during the quarter were $0.2 million, compared to $4.5 million in net realized losses reversed in the prior quarter primarily related to L Street Securities 2017-PM1.

During the quarter, PMT invested $59 million in floating-rate CRT bonds recently issued by Fannie Mae and Freddie Mac.

Net interest expense for the segment totaled $1.7 million, compared to $4.5 million in the prior quarter. Interest income totaled $12.4 million, up from $5.9 million in the prior quarter primarily due to higher earnings rates on deposits securing CRT arrangements. Interest expense totaled $14.1 million, up from $10.4 million in the prior quarter due to increased financing of new investments and increases in interest rates.

Segment expenses were $0.8 million, down from $1.4 million in the prior quarter.

Interest Rate Sensitive Strategies Segment

The Interest Rate Sensitive Strategies segment includes results from investments in MSRs, Agency MBS, non-Agency senior MBS and interest rate hedges. Pretax income for the segment was $103.5 million on net investment income of $126.4 million, compared to a pretax income of $29.4 million on net investment income of $50.2 million in the prior quarter. The segment includes investments that typically have offsetting fair value exposures to changes in interest rates. For example, in a period with increasing interest rates, MSRs are expected to increase in fair value whereas Agency pass through and non-Agency senior MBS are expected to decrease in fair value.

The results in the Interest Rate Sensitive Strategies segment consist of net gains and losses on investments, net interest income and net loan servicing fees, as well as associated expenses.

Net losses on investments for the segment were $251.1 million and consisted of losses on MBS due to higher interest rates.

Net loan servicing fees were $390.1 million, compared to $217.3 million in the prior quarter. Net loan servicing fees included servicing fees of $163.0 million, up from $151.1 million in the prior quarter primarily due to portfolio growth, and $4.2 million in other fees, reduced by $95.8 million in realization of MSR cash flows, which was up from the prior quarter due to higher average MSR balances during the quarter. Net loan servicing fees also included $162.7 million in fair value increases of MSRs, $154.3 million in hedging gains, and $1.6 million of MSR recapture income. PMT’s hedging activities are intended to manage the Company’s net exposure across all interest rate sensitive strategies, which include MSRs and MBS.

The following schedule details net loan servicing fees:

The fair value of the MSR increased by $162.7 million in the quarter, driven by higher mortgage rates which resulted in expectations for lower prepayment activity in the future.

Net interest expense for the segment was $12.6 million, versus net interest income of $5.7 million in the prior quarter. Interest income totaled $68.2 million, up from $60.9 million in the prior quarter primarily due to higher average MBS balances and increased placement fee income on custodial balances as a result of higher short-term interest rates. Interest expense totaled $80.8 million, up from $55.2 million in the prior quarter primarily due to the impact of higher financing costs on larger average MSR and MBS balances.

Segment expenses were $22.9 million, up from $20.8 million in the prior quarter.

Correspondent Production Segment

PMT acquires newly originated loans from correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and additions to its investments in MSRs related to most of its production. PMT’s Correspondent Production segment generated pretax income of $6.1 million, down from $9.8 million in the prior quarter.

Through its correspondent production activities, PMT acquired $22.4 billion in UPB of loans, up 7 percent from the prior quarter. Of total correspondent acquisitions, conventional conforming acquisitions totaled $10.2 billion, and government-insured or guaranteed acquisitions totaled $12.2 billion, down from $10.3 billion and up from $10.6 billion, respectively, in the prior quarter. Interest rate lock commitments on conventional loans totaled $10.6 billion, down from $11.1 billion in the prior quarter.

Segment revenues were $27.3 million, down from $33.6 million in the prior quarter and included other income of $13.4 million, which primarily consists of volume-based origination fees, net interest income of $9.5 million, and net gains on loans acquired for sale of $4.3 million. Net gain on loans acquired for sale in the quarter decreased from the prior quarter primarily as a result of lower gain on sale margins. Interest income was $27.9 million, up from $23.4 million in the prior quarter, and interest expense was $18.3 million, up from $12.1 million in the prior quarter, both due to higher interest rates.

Segment expenses were $21.2 million, down from $23.8 million in the prior quarter driven primarily by a decrease in loan fulfillment fees. The weighted average fulfillment fee rate in the third quarter was 18 basis points, down from 20 basis points in the prior quarter.

Corporate Segment

The Corporate segment includes interest income from cash and short-term investments, management fees, and corporate expenses.

Segment revenues were $350,000, up from $24,000 in the prior quarter. Management fees were $7.7 million, down from $7.9 million in the prior quarter. Other segment expenses were $8.1 million, up from $7.4 million in the prior quarter.

Taxes

PMT recorded a provision for tax expense of $78.5 million primarily driven by fair value increases in MSRs and hedge instruments held in PMT’s taxable subsidiary.

***

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.pennymac-reit.com beginning after the market closes on Thursday, October 27, 2022.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets.  PMT is externally managed by PNMAC Capital Management, LLC, a wholly-owned subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI).  Additional information about PennyMac Mortgage Investment Trust is available at www.pennymac-reit.com.

Media   Investors

Kristyn Clark   Kevin Chamberlain

kristyn.clark@pennymac.com   Isaac Garden

(805) 395-9943   investorrelations@pennymac.com

   (818) 224-7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; the impact to our CRT agreements of increased borrower requests for forbearance under the CARES Act; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks; volatility in the Company’s industry, the debt or equity markets, the general economy or the real estate finance and real estate markets; events or circumstances which undermine confidence in the financial and housing markets or otherwise have a broad impact on financial and housing markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or manmade disasters, or threatened or actual armed conflicts; changes in general business, economic, market, employment and domestic and international political conditions, or in consumer confidence and spending habits from those expected; the degree and nature of the Company’s competition; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the availability of, and level of competition for, attractive risk-adjusted investment opportunities in mortgage loans and mortgage-related assets that satisfy the Company’s investment objectives; the inherent difficulty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on its manager and servicer, potential conflicts of interest with such entities and their affiliates, and the performance of such entities; changes in personnel and lack of availability of qualified personnel at its manager, servicer or their affiliates; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its financing and the interest rates and maturities of its assets; the timing and amount of cash flows, if any, from the Company’s investments; our substantial amount of indebtedness; the performance, financial condition and liquidity of borrowers; the ability of the Company’s servicer, which also provides the Company with fulfillment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of the Company’s customers and counterparties; the Company’s indemnification and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, default and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage-backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage-backed securities or relating to the Company’s mortgage servicing rights and other investments; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s financial condition and results of operations; the Company’s ability to maintain appropriate internal control over financial reporting; technologies for loans and the Company’s ability to mitigate security risks and cyber intrusions; the Company’s ability to obtain and/or maintain licenses and other approvals in those jurisdictions where required to conduct its business; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; changes in regulations or the occurrence of other events that impact the business, operations or prospects of government agencies such as the Government National Mortgage Association, the Federal Housing Administration or the Veterans Administration, the U.S. Department of Agriculture, or government-sponsored entities such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or such changes that increase the cost of doing business with such entities; legislative and regulatory changes that impact the business, operations or governance of mortgage lenders and/or publicly-traded companies; the Consumer Financial Protection Bureau and its issued and future rules and the enforcement thereof; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes, as applicable, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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